Exhibit 99.1

FOR IMMEDIATE RELEASE: November 5, 2015, 4:04 p.m. (EST)

Financial Engines to Acquire The Mutual Fund Store to

Expand Independent Advisory Services for 401(k) Plan Participants

•	Adds comprehensive financial planning and dedicated in-person advisors at over 125 locations

•	Leverages Financial Engines’ technology platform to provide high-touch services at scale

•	Expect approximately 25% accretion to 2016 adjusted earnings per share and higher growth

•	Warburg Pincus to become approximate 12.5% Financial Engines stockholder and join board

SUNNYVALE, Calif. – November 5, 2015 – Financial Engines (NASDAQ: FNGN), a leading independent investment advisor1, today announced that it has signed a definitive agreement to acquire The Mutual Fund Store, L.L.C. (“The Mutual Fund Store”), a prominent nationally-branded independent Registered Investment Adviser, from Warburg Pincus and management for total consideration of approximately $560 million, including cash and stock. The transaction is expected to produce 2016 earnings per share accretion of approximately 25%, assuming the transaction closes late in the first quarter of 2016, and to increase the longer-term growth rate of the combined company. Based on the terms of the transaction, Warburg Pincus is expected to become Financial Engines’ largest stockholder with a beneficial ownership of approximately 12.5% following the closing of the transaction and Michael Martin, managing director of Warburg Pincus, will be appointed to Financial Engines’ board of directors upon closing.

The acquisition will enable Financial Engines to expand its independent advisory services to 401(k) participants through comprehensive financial planning and the option to meet face-to-face with a dedicated financial advisor at one of more than 125 national locations. The Mutual Fund Store is a fast-growing Registered Investment Adviser providing personalized financial planning and objective, fiduciary advice through advisors in locations across the United States. It has approximately 345 employees, approximately 84,000 accounts at about 39,000 households and over $9.8 billion in assets under management, as of October 31, 2015.

Strategic Rationale

As a result of the acquisition, Financial Engines intends to expand its independent advisory services for 401(k) participants through The Mutual Fund Store’s comprehensive financial planning and in-person advisors powered by Financial Engines’ scalable advice technology. Financial Engines believes this will deliver:

•	Greater usage and retention of Financial Engines’ services

•	Expanded market opportunities to help 401(k) participants with more complex needs

•	Significant earnings per share accretion

•	Strong synergies and higher future growth

[1]	For independence methodology and ranking, see InvestmentNews RIA Data Center. (http://data.investmentnews.com/ria/).

“We are excited to meet the growing demands of our customers and help 401(k) plan participants with their complete financial picture,” said Lawrence (Larry) Raffone, president and chief executive officer of Financial Engines. “By leveraging Financial Engines’ scalable advice technology to power The Mutual Fund Store’s services and in-person advisors, we believe we will be able to make high-quality investment advice and comprehensive financial planning available to everyone with access to our services through their employer. This acquisition advances our vision to provide independent advisory services to more people and we believe will also fuel significant future growth.”

“We are thrilled to join forces with Financial Engines to provide comprehensive advisory services through the workplace,” said John Bunch, chief executive officer of The Mutual Fund Store. “This transaction marks an exciting new chapter for our organization and for the advisory industry. We believe this powerful combination, based on our shared commitment to providing independent, objective advice, will benefit the customers we serve and accelerate growth opportunities for the combined entity.”

“We believe the combination of Financial Engines and The Mutual Fund Store uniquely positions the combined entity to take advantage of a growing opportunity to help millions of individuals reach their financial goals with objective, fiduciary advice,” said Michael Martin, managing director of Warburg Pincus. “We look forward to becoming a stockholder of Financial Engines and working closely with Larry Raffone and the rest of the management team.”

Outlook

For the company, post-acquisition, based on financial markets remaining at November 2, 2015 levels, through all of 2016, and taking into account an anticipated closing of the acquisition of The Mutual Fund Store in the first quarter of 2016, Financial Engines estimates its 2016 revenue will be in the range of $403 million and $410 million and 2016 non-GAAP adjusted EBITDA will be in the range of $125 million to $130 million. Under typical market conditions, Financial Engines estimates that 2016 revenue will be in the range of $419 million to $426 million and non-GAAP adjusted EBITDA will be in the range of $137 million to $142 million. We expect that any synergies will be realized beginning in 2017, and beyond.

“We believe the acquisition to be significantly accretive to adjusted earnings per share in fiscal year 2016. Importantly, post-closing we expect to remain debt free and we expect to generate significant free cash flow that will enable us to continue to invest in the business and drive growth initiatives,” said Ray Sims, chief financial officer of Financial Engines.

Transaction Details

The total transaction purchase consideration includes approximately $250 million in cash and 10 million shares of Financial Engines common stock. The combined company will be debt free following the transaction.

Based on the common stock portion of the transaction, Warburg Pincus will receive Financial Engines common shares representing approximately 12.5% of the pro forma shares outstanding. Concurrent with the closing of the acquisition, Michael Martin, Managing Director of Warburg Pincus will be appointed to serve on Financial Engines’ board of directors.

The transaction is expected to close in the first quarter of 2016 and is subject to regulatory approvals and other customary closing conditions. DBO Partners acted as financial advisor to Financial Engines, and Pillsbury Winthrop Shaw Pittman provided legal counsel. JP Morgan acted as financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to Warburg Pincus.

Conference Call

Financial Engines will host a conference call to discuss this transaction as well as its third quarter 2015 financial results today at 5:00 p.m. ET. The live webcast and presentation can be accessed from the Company’s investor relations website at www.financialengines.com. The conference call can also be accessed live over the phone by dialing (888) 348-6435, or (412) 902-4238 for international callers. A replay will be available beginning one hour after the call and can be accessed from the Company’s investor relations website, or by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 10074933. The conference call replay will be available until November 12, 2015.

About Financial Engines

Financial Engines is a leading independent investment advisor. We help people make the most of their retirement assets by providing professional investment management and advice.

Headquartered in Sunnyvale, CA, Financial Engines was co-founded in 1996 by Nobel Prize-winning economist William F. Sharpe. Today, we offer retirement help to more than nine million employees across over 650 companies nationwide (including 142 of the Fortune 500). Our investment methodology, combined with powerful online services, dedicated advisor center and personal attention allow us to help more Americans get on the path to a secure retirement.

For more information, please visit www.financialengines.com.

All advisory services provided by Financial Engines Advisors L.L.C., a federally registered investment advisor and wholly-owned subsidiary of Financial Engines, Inc. Financial Engines does not guarantee future results.

About The Mutual Fund Store

Founded in 1996 by Adam Bold, The Mutual Fund Store, a Kansas City-based company is the first and largest nationally-branded investment advisor focusing on the mass affluent customer. By specializing in full service financial planning, The Mutual Fund Store is able to differentiate itself from other investment advisors by providing a level of fee-only, independent investment advice that is often available to only the very wealthy. Clients work with their advisor one-on-one to get tailored investment advice with a focus on individual needs and risk tolerance, to save for retirement, a new home or a child’s college education. The Mutual Fund Store with assets under management over $9.8 billion delivers investment advice to over 39,000 households across 129 locations in the U.S. For more information, please visit www.MutualFundStore.com

About Warburg Pincus

Warburg Pincus is a leading global private equity firm focused on growth investing. The firm has more than $35 billion in assets under management. The firm’s current portfolio of more than 120 companies is highly diversified by stage, sector and geography. Warburg Pincus is an experienced partner to management teams seeking to build durable companies with sustainable value. Founded in 1966, Warburg Pincus has raised 14 private equity funds, which have invested more than $50 billion in over 720 companies in more than 35 countries. The firm is headquartered in New York with offices in Amsterdam, Beijing, Hong Kong, London, Luxembourg, Mauritius, Mumbai, San Francisco, Sao Paulo and Shanghai. For more information, please visit http://www.warburgpincus.com.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks and uncertainties. These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the pending acquisition of The Mutual Fund Store, including the anticipated timing, costs, impact and benefits thereof, the expectation that the acquisition will be significantly accretive to Financial Engines’ adjusted earnings per share in fiscal year 2016 and will increase the longer-term growth rate of the combined company, Warburg Pincus and its expected ownership interest in Financial Engines post closing, the belief that the acquisition will enable Financial Engines to expand its independent advisory services to 401(k) participants and that this in turn will deliver increased customer satisfaction and thus driving greater usage and retention of Financial Engines’ services, expanded market opportunities, and strong synergies and higher future growth, the expectation that the acquisition will benefit customers served by, and accelerate growth opportunities for, the combined entity, Financial Engines’ expectation to remain debt-free post-closing and to generate significant free cash flow to enable continued investment in the business and drive growth initiatives, Financial Engines’ expected financial performance and outlook, including factors which may impact its outlook, benefits of its services, and growth strategy, and the benefits of its non-GAAP financial measures. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks related to the pending acquisition of The Mutual Fund Store, including our ability to complete and to realize the anticipated benefits of the transaction in a timely manner or at all, and to successfully integrate The Mutual Fund Store’s business with Financial Engines, the timing of completion of the transaction, costs associated with the transaction, and the potential impact of the transaction, or announcement thereof, and reaction thereto, on our business, operating results and financial condition, our reliance on fees earned on the value of assets we manage for a substantial portion of our revenue, the impact of the financial markets on our revenue and earnings, unanticipated delays in rollouts of our services, our ability to increase enrollment, our ability to correctly identify and invest appropriately in growth opportunities, our ability to introduce new services and accurately estimate the impact of any future services on our business, the risk that the anticipated benefits of our investments in these services or in growth opportunities may not outweigh the resources and costs associated with these investments or the liabilities associated with the operation of these services, our relationships with plan providers and plan sponsors, the fees we can charge for our Professional Management service, our reliance on accurate and timely data from plan providers and plan sponsors, system failures, errors or unsatisfactory performance of our services, our reputation, our ability to protect the confidentiality of plan provider, plan sponsor and plan participant data and other privacy concerns, acquisition activity involving plan providers or plan sponsors, our ability to compete, our regulatory environment, and risks associated with our fiduciary obligations. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Form 10-K for the year ended December 31, 2014 as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date stated or November 5, 2015 and unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events

Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors L.L.C., a federally registered investment advisor. References in this press release to “Financial Engines,” “our company,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc. and its consolidated subsidiaries during the periods presented unless the context requires otherwise.

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Press Contacts:

Financial Engines

Mike Jurs, 408-498-6590

mjurs@financialengines.com

ICR, Inc.

Brian Ruby, 203-682-8268

Brian.Ruby@icrinc.com

Investor Relations Contacts:

Financial Engines

Amy Conley, 617-556-2305

aconley@financialengines.com

Don Duffy, 408-498-6040

ir@financialengines.com